UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 7, 2024
Date of Report (Date of earliest event reported)
EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number
450 Clark Drive, Budd Lake, New Jersey, 07828
Address of principal executive offices, including zip code
(626) 293-3400
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02          Results of Operations and Financial Condition.
On May 8, 2024, EMCORE Corporation (the “Company”) issued a press release disclosing its financial results for its second fiscal quarter ended March 31, 2024. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (“Current Report”).
The information in this Item 2.02, including Exhibit 99.1 hereto, shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Exchange Act”), whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. Furthermore, the information in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective on May 7, 2024, Jeffrey Rittichier departed as Chief Executive Officer, Principal Executive Officer and director of the Company. The Company currently anticipates entering into a separation agreement and mutual release of claims with Mr. Rittichier in connection with his departure on terms substantially consistent with the terms of Mr. Rittichier’s Employment Agreement, dated December 10, 2014, and previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 11, 2014.

(c) Effective on May 8, 2024, the Company appointed Matthew Vargas, the Company’s current VP, Sales, as interim Chief Executive Officer. Mr. Vargas will also continue to serve in his current role as the Company’s VP, Sales, while serving as the interim Chief Executive Officer. Mr. Vargas, age 38, has served as the Company’s VP, Sales, since December 2022, after serving as the Company’s Sales Director from August 2022 until December 2022. Prior to joining the Company, Mr. Vargas served as the TACNAV Business Development Manager at KVH Industries, Inc. (“KVH”), a maritime communications and inertial navigation company, from November 2020 until August 2022, when the Company acquired KVH’s inertial navigation business. From August 2018 to November 2020, he served as Vice President, Business Assistance of RI Commerce Corporation, a business support company. From April 2015 to November 2020, Mr. Vargas served in various roles, including COO and Veteran Advocate, for Veterans Assembled Electronics, a company with the mission to meet the electronics industry workforce demand by leveraging the Veterans Administration and U.S. Department of Labor infrastructure. Mr. Vargas received a Bachelor of Science degree in Geography and Environmental Engineering at the United States Military Academy, and a Master of Business Administration (MBA) from University of Rhode Island.

In connection with his appointment as interim Chief Executive Officer, the Company entered into an amended and restated offer letter of employment with Mr. Vargas (“Offer Letter”). Under the terms of the Offer Letter, Mr. Vargas will be paid an annual base salary of $375,000 and be eligible to earn an annual performance cash bonus of up to $187,500 to be paid based on achievement of certain performance targets and will be issued restricted stock units with a value of $187,500 (based on the grant date fair value of such restricted stock units) to vest over a 12-month period, subject to him continuing to provide services to the Company through the vesting date. Mr. Vargas will continue to participate in the Company’s sales commission plan and continue to be eligible to earn a $40,000 retention bonus if he remains employed with the Company through his second anniversary of employment with the Company.

Mr. Vargas is also a party to that certain Executive Severance and Change in Control Agreement dated May 17, 2023 with the Company (the “Severance Agreement”). The Severance Agreement provides that if Mr. Vargas is Involuntarily Terminated (as such term is defined in the Severance Agreement) unrelated to a Change of Control (as such term is defined in the Severance Agreement), then the Company will pay him six months of his base salary and six months of COBRA upon execution by Mr. Vargas of a release of claims. If Mr. Vargas is Involuntarily Terminated in connection with a Change of Control, then (a) the Company will pay him six months of his base salary, his pro-rated target bonus for the applicable fiscal year (based on the period of Mr. Vargas’ employment for the applicable fiscal year) and six months of COBRA; and (b) accelerated vesting of the lesser of 50% of the total number of shares underlying Mr. Vargas’ outstanding equity awards or 100% of the remaining total then-unvested shares underlying Mr. Vargas’ outstanding equity awards, all subject to the execution by Mr. Vargas of a release of claims.

Mr. Vargas will also become a party to the Company's standard form of Indemnification Agreement for directors and executive officers. Pursuant to the terms of the Indemnification Agreement, the Company will agree to indemnify Mr. Vargas to the fullest extent permitted under New Jersey law against liabilities that may arise by reason of his service to the

Company, and advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. A copy of the form of Indemnification Agreement was previously filed with the Securities and Exchange Commission on August 8, 2020 as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 8, 2020, and the terms of the Indemnification Agreement are incorporated herein by reference.

The above descriptions of the Offer Letter and the Severance Agreement are summaries only and are qualified in their entirety by the full text of the Offer Letter and the Severance Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, each of which is incorporated herein by reference.

Effective on May 7, 2024, the Company appointed Tom Minichiello, the Company’s current Chief Financial Officer, as interim Principal Executive Officer. Mr. Minichiello will also continue to serve in his current role as the Company’s Chief Financial Officer while serving as the interim Principal Executive Officer. Mr. Minichiello, 65, joined the Company as CFO in August 2019. Prior to taking this position, Mr. Minichiello was Senior Vice President, CFO, Treasurer, and Secretary of Westell Technologies Inc., a supplier of communication network infrastructure and remote monitoring solutions. Previously, he was at Tellabs Inc., an optical networking equipment provider, where his positions included Interim CFO, Vice President of Finance and Chief Accounting Officer, Vice President of Financial Operations, and Vice President of Finance for North America. Prior to Tellabs, Mr. Minichiello served in various leadership roles at Andrew Corporation (now CommScope Inc.), a manufacturer of hardware for communications networks, Phelps Dodge, Otis Elevator Company, and United Technologies Corporation. He began his career in the finance organization at Sterling Drug, Inc. Mr. Minichiello holds an MBA in Entrepreneurship and Operations Management from DePaul University, an M.S. in Accounting from the University of Hartford, and a B.A. in Economics from Villanova University, and is a Certified Public Accountant.

Mr. Minichiello will not receive any additional compensation for assuming this interim role, and no changes will be made to his employment agreement in connection with this appointment.

Mr. Vargas and Mr. Minichiello do not have any family relationships with any of the Company’s directors or executive officers, and have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Amended and Restated Offer Letter of Employment dated May 8, 2024, by and between the Company and Matthew Vargas.
10.2	Executive Severance and Change in Control Agreement dated May 17, 2023, by and between the Company and Matthew Vargas.
99.1	Press Release, dated May 2, 2024, issued by EMCORE Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
May 8, 2024	Title:	Chief Financial Officer